                                 SECOND AMENDMENT TO

                     AMENDED AND RESTATED REGISTRATION AGREEMENT


    This Amendment is entered into as of July 1, 1996 by Stericycle, Inc., a Delaware corporation (the "Company") and Baxter Healthcare Corporation, Marquette Venture Partners, L.P., State Farm Mutual Automobile Insurance Company and Jack W. Schuler (the "Investors").

                                       PREAMBLE

    A. The Company and the Investors are parties to an Amended and Restated Registration Agreement dated October 19, 1994, as amended by a First Amendment to Amended and Restated Registration Agreement, dated September 30, 1995 (as amended, the "Registration Agreement").

    B. The Investors hold more than a majority of the Registrable Shares (as "Registrable Shares" is defined in Paragraph 8(e) of the Registration Agreement) and accordingly have the power and authority under Paragraph 9(d) of the Registration Agreement to consent to an amendment of the agreement.

    C. The Company desires to amend the Registration Agreement as follows, and the Investors are willing to consent to this amendment.

    Now, therefore, the Company and the Investors agree as follows:

    1. AMENDMENT OF PARAGRAPH 2(a). Paragraph 2(a) of the Registration Agreement is amended to read as follows:

         (a) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to an initial public offering of its securities or pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration (subject to the priorities set forth in paragraphs 2(c) and 2(d) below) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after receipt of the Company's notice.

    2. AMENDMENT OF PARAGRAPH 3(a). Paragraph 3(a) of the Registration Agreement is amended to read as follows:

         (a) Each holder of Registrable Securities agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the 180-day period beginning on the effective date of any underwritten public offering of equity securities of the Company (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

    3. MISCELLANEOUS. As amended by this Agreement, the Registration Agreement shall continue in full force and effect. This Agreement shall be governed by the laws of the State of Delaware, without regard to choice-of-law rules. This Amendment may be signed in any number of counterparts, any one of which need not contain the signature of more than one party, but all of which taken together shall constitute one and the same instrument.

    In witness, the parties have signed this Amendment.


                                       STERICYCLE, INC.


                                       By: /s/ Mark C. Miller
                                          ------------------------------------
                                            Mark C. Miller
                                            PRESIDENT AND CHIEF EXECUTIVE
                                            OFFICER


                                       BAXTER HEALTHCARE CORPORATION


                                       By: /s/ John F. Gaither, Jr.
                                          ------------------------------------
                                            Name:   John F. Gaither, Jr.
                                                   ---------------------------
                                            Title:  Corporate Vice President
                                                   ---------------------------


                                       MARQUETTE VENTURE PARTNERS, L.P.

                                       By:  Marquette Venture Associates, L.P.,
                                              GENERAL PARTNER

                                            By:  Marquette Management Partners,
                                                   GENERAL PARTNER


                                       By: /s/ Lloyd D. Ruth
                                          ------------------------------------
                                            Name:   Lloyd D. Ruth
                                                   ---------------------------
                                            Title: General Partner
                                                   ---------------------------



                           [Signatures continue on page 3.]

                                       STATE FARM MUTUAL AUTOMOBILE INSURANCE
                                       COMPANY


                                       By: /s/ John S. Concklin
                                          ------------------------------------
                                            Name:   John S. Concklin
                                                   ---------------------------
                                            Title: Vice President-Fixed Income
                                                   ---------------------------

                                       Attest:

                                              /s/ W. Thomas Gardner
                                              --------------------------------

                                            Name:   W. Thomas Gardner
                                                   ---------------------------
                                            Title:  Investment Officer
                                                   ---------------------------

                                        /s/ Jack W. Schuler
                                       ---------------------------------------
                                          Jack W. Schuler


                                         -3-